Exhibit 99.1

For Immediate Release

Media Contact:	Investor Contacts:
Eric Boomhower	Bryan Hatchell	Betty Best
(803) 217-7701	(803) 217-7458	(803) 217-7587
eboomhower@scana.com	bhatchell@scana.com	bbest@scana.com

SCANA Reports Financial Results for Second Quarter 2007

Columbia, SC, July 27, 2007...SCANA Corporation (NYSE: SCG) today reported consolidated earnings for the second quarter of 2007 of $55 million, or $.47 per share, compared to $58 million, or $.50 per share, for the second quarter of 2006. Reported earnings for the prior year quarter include approximately $5 million, or 4 cents per share, related to the favorable settlement of litigation. Excluding this item, GAAP-adjusted net earnings from operations for the second quarter of 2006 were $53 million, or 46 cents per share.

“GAAP-adjusted net earnings from operations for the second quarter were up slightly compared to last year, primarily from improved electric and natural gas sales margins, which offset higher expenses and lower off-system sales of electricity.” said Jimmy Addison, senior vice president and chief financial officer.

For the first six months of 2007, SCANA reported GAAP earnings of $140 million, or $1.20 per share, compared to $156 million, or $1.35 per share, for the same period in 2006.   The 2006 year-to-date results include an after- tax gain of $6 million, or $.05 per share, reflecting the cumulative effect of a change in accounting for equity based compensation [SFAS 123(R)] recorded in the first quarter, and the reduced accrual of $5 million, or $.04 per share, related to the litigation settlement in the second quarter. Excluding these items, GAAP-adjusted net earnings from operations for the first six months of 2006 were $145 million, or $1.26 per share.

“The $.06 per share decline in year-to-date GAAP-adjusted net earnings per share from operations reflects higher overall expenses in our regulated businesses and lower earnings and in our retail natural gas marketing business in Georgia,” said Addison. “These factors more than offset improved sales margins in our retail natural gas operations in South Carolina and North Carolina principally reflecting customer growth and general rate increases that went into effect in November 2006.”

SCANA’s reported earnings are prepared in accordance with Generally Accepted Accounting Principles (GAAP). SCANA’s management believes that, in addition to reported earnings under GAAP, GAAP-adjusted net earnings from operations provides a meaningful representation of the Company’s fundamental earnings power and can aid in performing period-over-period financial analysis and comparison with peer group data.  In management’s opinion, GAAP-adjusted net earnings from operations is a useful indicator of the financial results of the Company’s primary businesses. This measure is also a basis for management’s provision of earnings guidance and growth projections, and it is used by management in making resource allocation and other budgetary and operational decisions.  This non-GAAP performance measure is not intended to replace the GAAP measure of net earnings, but is offered as a supplement to it. A reconciliation of reported (GAAP) earnings per share to GAAP-adjusted net earnings per share from operations for the three months and six months ended June 30, 2007 and 2006 is provided in the following table:

	Quarter Ended June 30,		6 Months Ended June 30,
	2007	2006	2007	2006
Reported (GAAP) Earnings per Share	$.47	$.50	$1.20	$1.35
Deduct:
Reduction of Accrual Related to Propane Litigation Settlement	--	(.04)	--	(.04)
Cumulative Effect of Accounting Change, re: SFAS 123(R)	--	--	--	(.05)

GAAP-Adjusted Net Earnings per Share From Operations	$.47	$.46	$1.20	$1.26

FINANCIAL RESULTS BY MAJOR LINES OF BUSINESS

South Carolina Electric & Gas Company

South Carolina Electric & Gas Company (SCE&G), SCANA’s principal subsidiary, reported earnings in the second quarter of 2007 of $53 million, or $.46 per share, compared to $52 million, or $.45 per share, in the same quarter last year. The increase is primarily due to improved electric and natural gas sales margins. At June 30, 2007, SCE&G was serving approximately 633,000 electric customers and 298,000 natural gas customers, up 2.6 percent and 2.2 percent, respectively, over the past year.

PSNC Energy

PSNC Energy, SCANA’s retail natural gas subsidiary headquartered in Gastonia, North Carolina, reported a seasonal loss of $1 million, or $.01 per share, in the second quarter of 2007, compared to a loss of $4 million, or $.03 per share, in the second quarter of 2006. Customer growth and a general rate increase that went into effect in November of 2006 contributed to that improvement. At June 30, 2007, PSNC Energy was serving approximately 439,000 customers, an increase of 4.2 percent over the last twelve months.

Carolina Gas Transmission

Carolina Gas Transmission Corporation, which was created from the merger of South Carolina Pipeline Corporation and SCG Pipeline in November 2006, reported earnings in the second quarter of 2007 of $2 million, or $.02 per share. Earnings for the predecessor companies on a combined basis in the second quarter of 2006 were $5 million, or $.04 per share. The decline was primarily attributable to lower margins associated with the company’s new transportation-only business model.

SCANA Energy

SCANA Energy, the Company’s retail natural gas marketing business in Georgia, reported earnings of $1 million, or $.01 per share, in the second quarter of 2007, compared to $2 million, or $.02 per share, in the second quarter of 2006.  That decline reflected lower margins and higher customer service expenses. At June 30, 2007, SCANA Energy was serving approximately 480,000 customers, maintaining its position as the state’s second largest natural gas marketer. In May, SCANA Energy was reappointed as Georgia’s regulated natural gas provider of last resort (POLR) by the Georgia Public Service Commission for a 2-year term through August 2009.

Corporate and Other Non-Regulated

SCANA’s corporate and other businesses, which include SCANA Communications, ServiceCare, SCANA Energy Marketing and the holding company, reported a GAAP loss in the second quarter of 2007 of $1 million, or $.01 per share, compared to combined earnings of $2 million, or $.02 per share, in the same quarter last year. Excluding the impact of the litigation settlement in the second quarter of 2006, these companies reported a combined GAAP-adjusted loss of $2 million or $.02 per share.

2007 EARNINGS OUTLOOK

The Company reaffirms its previous guidance that 2007 earnings are expected to be in the range of $2.70 - $2.85 per share. The 2007 guidance assumes normal weather in the Company’s electric and natural gas service areas for the remainder of the year and excludes any potential impact from changes in accounting principles and gains or losses from certain investing activities, litigation, and sales of assets. Other factors that may impact future earnings are discussed in the Company’s Securities and Exchange Commission filings. The Company’s goal is to achieve average annual earnings growth of 4-6 percent over the next 3-5 years.

CONFERENCE CALL NOTICE

SCANA will host its quarterly conference call for security analysts at 10:00 a.m. Eastern Time on Friday, July 27, 2007. The call-in numbers for the conference call are 1-800-510-9834 (US/Canada) and 1-617-614-3669 (International). The passcode is 21956389. Participants should call in 5 to 10 minutes prior to the scheduled start time. A replay of the conference call will be available approximately 2 hours after conclusion of the call through August 10, 2007. The telephone replay numbers are 1-888-286-8010 (US/Canada) and 1-617-801-6888 (International). The passcode for the telephone replay is 40065750.

All interested persons, including investors, media and the general public, may listen to a live web cast of the conference call at the Company’s web site at www.scana.com.  Participants should go to the web site at least 5 to 10 minutes prior to the call start time and follow the instructions. A replay of the web cast and a transcript of the call will be available on the Company’s web site approximately 2 hours after conclusion of the call through August 10, 2007.

PROFILE

SCANA Corporation, a Fortune 500 company headquartered in Columbia, SC, is an energy-based holding company principally engaged, through subsidiaries, in electric and natural gas utility operations and other energy-related businesses. The Company serves approximately 633,000 electric customers in South Carolina and more than 1.2 million natural gas customers in South Carolina, North Carolina and Georgia. Information about SCANA and its businesses is available on the Company’s website at www.scana.com.

SAFE HARBOR STATEMENT

Statements included in this press release which are not statements of historical fact are intended to be, and are hereby identified as, "forward-looking statements" for purposes of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, but are not limited to, statements concerning key earnings drivers, customer growth, environmental regulations and expenditures, leverage ratio, projections for pension fund contributions, financing activities, access to sources of capital, impacts of the adoption of new accounting rules, estimated construction and other expenditures and factors affecting the availability of synthetic fuel tax credits.  In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” or “continue” or the negative of these terms or other similar terminology.  Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties, and that actual results could differ materially from those indicated by such forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, but are not limited to, the following:  (1) the information is of a preliminary nature and may be subject to further and/or continuing review and adjustment; (2) regulatory actions, particularly changes in rate regulation and environmental regulations; (3) current and future litigation; (4) changes in the economy, especially in areas served by subsidiaries of SCANA Corporation (SCANA, and together with its subsidiaries, the “Company”); (5) the impact of competition from other energy suppliers, including competition from alternate fuels in industrial interruptible markets; (6) growth opportunities for the Company’s regulated and diversified subsidiaries; (7) the results of financing efforts; (8) changes in accounting principles and in the Company’s accounting policies; (9) weather conditions, especially in areas served by the Company’s subsidiaries; (10) payment by counterparties as and when due;  (11) the availability of fuels such as coal, natural gas and enriched uranium used to produce electricity; the availability of purchased power and natural gas for distribution; the level and volatility of future market prices for such fuels and purchased power; and the ability to recover the costs for such fuels and purchased power; (12) performance of the Company's pension plan assets; (13) inflation; (14) compliance with regulations; and (15) the other risks and uncertainties described from time to time in the Company’s periodic reports filed with the United States Securities and Exchange Commission. The Company disclaims any obligation to update any forward-looking statements.

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FINANCIAL AND OPERATING INFORMATION
Condensed Consolidated Statements of Income (Millions, except per share amounts) (Unaudited)
	Quarter Ended June 30,		Six Months Ended June 30,
Operating Revenues:	2007	2006	2007	2006
Electric	$470	$461	$913	$859
Gas-Regulated	191	215	627	730
Gas-Nonregulated	346	268	830	744
Total Operating Revenues	1,007	944	2,370	2,333

Operating Expenses:
Fuel Used in Electric Generation	153	147	309	264
Purchased Power	7	8	18	12
Gas Purchased for Resale-Regulated	127	152	424	538
Gas Purchased for Resale - Nonregulated	320	251	750	675
Other Operation and Maintenance	160	150	334	307
Depreciation and Amortization (1)	86	77	177	153
Other Taxes	38	37	79	76
Total Operating Expenses (1)	891	822	2,091	2,025

Operating Income (1)	116	122	279	308

Other Income, Net (1)	11	16	23	28

Interest charges, Net	(51)	(53)	(103)	(107)
Income Tax Expense (1)	(17)	(23)	(48)	(69)
Losses from Equity Method Investments (1)	(2)	(2)	(7)	(6)
Preferred Stock Cash Dividends of SCE&G	(2)	(2)	(4)	(4)

Cumulative Effect of Accounting Change	--	--	--	6

Net Income (1)	$55	$58	$140	$156

Common Stock Data:
Wgt. Avg. Common Shares Outstanding	116.7	115.5	116.7	115.3
Basic & Diluted Reported Earnings Per Share	$.47	$.50	$1.20	$1.35

Note (1): In January 2005, the South Carolina Public Service Commission approved an accounting methodology which allows the Company to recover the cost of the Lake Murray back-up dam project through the application of net synthetic fuel tax credits generated from its synthetic fuel partnerships. Under this methodology, beginning January 1, 2005, the Company recognizes its accumulated synthetic fuel tax credits to offset an equal amount of accelerated depreciation on the dam project, net of partnership losses and income tax benefits. Recognition of accelerated depreciation related to the back-up dam costs will continue quarterly to the extent net synthetic fuel tax credits are available. While these entries result in a reduction in operating income, there is no impact on net income. However, the Company is allowed to record non-cash carrying costs on the unrecovered investment.  The impact of these entries in the Income
    Statement and Balance Sheet is shown in the tables below:

Income Statement Impact (millions):
	Quarter Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Synthetic Fuel Tax Credits Recognized	$7	$3	$18	$7
Partnership Losses Recognized	(4)	(4)	(10)	(9)
Tax Benefit of Depreciation and
Partnership Losses	4	2	11	4
Accelerated Depreciation Recognized	(7)	(1)	(19)	(2)
Impact to Net Income	$0	$0	$0	$0
Carrying Costs Recognized	$1	$2	$2	$4

Balance Sheet Impact (millions):
	June 30,
	2007	2006
Dam Costs Incurred, Including Allowance for Funds Used During
Construction and Carrying Costs	$315	$308
Accelerated Depreciation Recognized	(261)	(216)
Unrecovered Dam Costs	$54	$92

Condensed Consolidated Balance Sheets (Millions) (Unaudited)
	June 30,	December 31,
	2007	2006
ASSETS:
Utility Plant, Net	$7,179	$7,007
Nonutility Property and Investments, Net	300	276
Total Current Assets	1,082	1,376
Total Regulatory Assets and Deferred Debits	1,101	1,158
Total	$9,662	$9,817

CAPITALIZATION AND LIABILITIES
Capitalization:
Common Equity	$2,894	$2,846
Preferred Stock	113	114
Long-term Debt, Net	2,959	3,067
Total Capitalization	5,966	6,027
Current Liabilities:
Short-Term Borrowings	509	487
Current Portion of Long-Term Debt	118	43
Other	662	875
Total Current Liabilities	1,289	1,405
Total Regulatory Liabilities and Deferred Credits	2,407	2,385
Total	$9,662	$9,817

Reported Earnings (Loss) per Share by Company (GAAP Basis): (Unaudited)
	Quarter Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
SC Electric & Gas	$.46	$.45	$.78	$.87
PSNC Energy	(.01)	(.03)	.22	.17
Carolina Gas Transmission (2)	.02	.04	.04	.08
SCANA Energy-Georgia	.01	.02	.17	.21
Corporate and Other	(.01)	.02	(.01)	.02
Basic and Diluted Reported (GAAP) Earnings per Share	$.47	$.50	$1.20	$1.35

GAAP-Adjusted Net Earnings (Loss) per Share From Operations by Company: (Unaudited)
	Quarter Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
SC Electric & Gas	$.46	$.45	$.78	$.84	(3)
PSNC Energy	(.01)	(.03)	.22	.16	(3)
Carolina Gas Transmission (2)	.02	.04	.04	.08
SCANA Energy-Georgia	.01	.02	.17	.20	(3)
Corporate and Other	(.01)	(.02)	(.01)	(.02	)(4)
Basic and Diluted GAAP-Adjusted Net Earnings from Operations per Share	$.47	$.46	$1.20	$1.26

Note (2): Prior period reflects earnings for South Carolina Pipeline Corporation and SCG Pipeline, Inc., which merged to form Carolina Gas Transmission Corporation effective November 1, 2006
Note (3): Excludes impact of SFAS No. 123 (R) accounting change
Note (4): Excludes impact of propane litigation

Variances in Reported (GAAP) Earnings per Share (5): (Unaudited)
	Quarter Ended June 30,	Six Months Ended June 30,
2006 Basic and Diluted Reported (GAAP) Earnings Per Share	$.50	$1.35

Variances:
Electric Margin	.02	.01
Natural Gas Margin	.05	.12
Operation & Maintenance Expense	(.05)	(.14)
Depreciation Expense	(.01)	(.03)
Interest Expense	.01	.02
Property Taxes	(.01)	(.02)
Additional Average Shares Outstanding (Dilution)	(.01)	(.02)
Other	.01	--
Variance in GAAP-Adjusted Net Earnings per Share From Operations	.01	(.06)
Cumulative Effect of Accounting Change, re: SFAS 123 (R)	--	(.05)
Reduction of Accrual Related to Propane Litigation Settlement	(.04)	(.04)
Variance in Reported (GAAP) Earnings per Share	(.03)	(.15)

2007 Basic and Diluted Reported (GAAP) Earnings Per Share	$.47	$1.20

Note (5): This variance analysis reflects earnings per share (EPS) components on an after-tax basis, with income tax benefits applied as per the January 6, 2005 electric rate order. See Note (1) to the
Condensed Consolidated Statements of Income.

Consolidated Operating Statistics
	Quarter Ended June 30,			Six Months Ended June 30,
	2007	2006	% Change	2007	2006	% Change
Electric Operations:

Sales (Million KWH):
Residential	1,852	1,798	3.0	3,614	3,490	3.6
Commercial	1,904	1,826	4.3	3,573	3,427	4.3
Industrial	1,592	1,570	1.4	3,091	3,084	0.2
Other	140	132	6.1	268	252	6.3
Total Retail Sales	5,488	5,326	3.0	10,546	10,253	2.9
Wholesale	593	813	(27.1)	1,124	1,648	(31.8)
Total Sales	6,081	6,139	(0.9)	11,670	11,901	(1.9)

Customers (Period-End, Thousands)				633	617	2.6

Natural Gas Operations:
Sales (Thousand Dekatherms):
Residential	7,695	6,254	23.0	38,922	34,126	14.1
Commercial	7,503	6,352	18.1	21,762	20,005	8.8
Industrial	37,442	34,194	9.5	75,247	62,753	19.9
Total Retail Sales	52,640	46,800	12.5	135,931	116,884	16.3
Sales for Resale	1,735	2,996	(42.1)	5,979	7,230	(17.3)
Transportation Volumes	28,397	15,581	82.3	68,124	30,577	122.8
Total Sales	82,772	65,377	26.6	210,034	154,691	35.9

Customers (Period-End, Thousands)				1,214	1,181	2.8

Security Credit Ratings (as of 07/27/07):
	Standard & Poor’s	Moody’s	Fitch
SCANA Corporation:
Senior Unsecured	BBB+	A3	A-
Outlook	Stable	(6)	Stable

South Carolina Electric & Gas Company:
Senior Secured	A-	A1	A+
Senior Unsecured	BBB+	A2	A
Commercial Paper	A-2	P-1	F1
Outlook	Stable	(6)	Stable

PSNC Energy:
Senior Unsecured	A-	A2	A
Commercial Paper	A-2	P-1	F1
Outlook	Stable	(6)	Stable

South Carolina Fuel Company:
Commercial Paper	A-2	P-1(6)	F1
Note (6): On May 31, 2007, Moody’s placed ratings for SCANA and rated subsidiaries on review for possible downgrade.